Exhibit 21.01

MercadoLibre, Inc.

LIST OF SUBSIDIARIES

All subsidiaries are wholly-owned, directly or indirectly, by MercadoLibre, Inc.

Legal name	Jurisdiction
MercadoLibre S.R.L.	Argentina
DeRemate.com de Argentina S.A.	Argentina
Meli Log S.R.L.	Argentina
First Label S.R.L.	Argentina
Tech Pack S.R.L.	Argentina
MercadoPago Servicios de Procesamiento S.R.L.	Argentina
Interface Solutions S.R.L.	Argentina
Mercado Pago Inversiones S.R.L.	Argentina
Mercado Pago Asset Management S.A.	Argentina
Meli ISAC Ltd.	Bermuda
Meli ISA Ltd.	Bermuda
MercadoLivre.com Atividades de Internet Ltda.	Brazil
Mercado Pago Instituição de Pagamento Ltda.	Brazil
eBazar.com.br Ltda.	Brazil
Meli Developers Brasil Ltda.	Brazil
Mercado Crédito Holding Financeira Ltda.	Brazil
Mercado Envios Transporte Ltda.	Brazil
Mercado Crédito Sociedade de Crédito, Financiamento e Investimento S.A.	Brazil
Mercado Pago Corretora de Seguros Ltda.	Brazil
Mercado Pago Distribuidora de Títulos e Valores Mobiliários Ltda.	Brazil
Kangu Transportes Ltda.	Brazil
Kangu Participações S.A.	Brazil
K2I Intermediação Ltda.	Brazil
MercadoLibre Chile Ltda.	Chile
Mercado Pago Operadora S.A.	Chile
Mercado Pago Emisora S.A.	Chile
Kangu Chile Limitada	Chile
Mercado Pago Corredores de Seguros SpA	Chile
Red de Pagos del Comercio Limitada	Chile
Mercado Pago Crypto S.A.	Chile
Mercado Pago Lending Limitada	Chile
MAIJIADUO Business Consulting (Shenzhen) Co., Ltd.	China
MercadoLibre Colombia Ltda.	Colombia
MercadoPago Colombia Ltda.	Colombia
Mercadopago S.A. Compañia de Financiamiento	Colombia
Kangu Tecnología Logistica S.A.S.	Colombia
MercadoLibre Costa Rica S.R.L.	Costa Rica
MercadoLibre Ecuador Cia. Ltda.	Ecuador
Meli Participaciones, S.L.	Spain
Alice Biometrics, S.L.U.	Spain
MercadoLibre, S.A. de C.V., Institución de Fondos de Pago Electrónico	Mexico
DeRemate.com de México, S. de R.L. de C.V.	Mexico
PSGAC, S. de R.L. de C.V.	Mexico
Mercado Lending, S.A. de C.V.	Mexico
Meli Operaciones Logísticas II, S. de R.L. de C.V.	Mexico

Legal name	Jurisdiction
Meli Global Imports, S. de R.L. de C.V.	Mexico
MP Agregador, S. de R.L. de C.V.	Mexico
Mercado Insurtech Agente de Seguros, S.A. de C.V.	Mexico
MP Procesamiento de Pagos, S. de R.L. de C.V.	Mexico
MPFS, S. de R.L. de C.V.	Mexico
MercadoLibre Perú S.R.L.	Peru
MercadoPago Perú S.R.L.	Peru
Meli Uruguay S.R.L.	Uruguay
Tech Fund S.R.L	Uruguay
Deremate.com de Uruguay S.R.L.	Uruguay
Kiserty S.A.	Uruguay
MercadoPago Uruguay S.R.L.	Uruguay
Dirpul S.A.	Uruguay
Hammer.com, LLC	Delaware, USA
Servicios Administrativos y Comerciales, LLC	Delaware, USA
MercadoPago, LLC	Delaware, USA
Global Selling, LLC	Delaware, USA
Autopark, LLC	Delaware, USA
Autopark Classifieds, LLC	Delaware, USA
Marketplace Investments, LLC	Delaware, USA
Classifieds, LLC	Delaware, USA
SFSC, LLC	Delaware, USA
Meli Capital, LLC	Delaware, USA
Global Payments, LLC	Delaware, USA
Meli Pay, LLC	Delaware, USA